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                                                                    EXHIBIT 99.1

                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (this "Agreement"), dated as of September 30, 1996, is entered into by and among SPIEKER PROPERTIES, L.P., a California limited partnership ("Transferee"), SPIEKER PROPERTIES, INC., a Maryland corporation (the "REIT"), WATERGATE TOWER ASSOCIATES, a California limited partnership ("WTA"), TOWER II, a California limited partnership ("T-2"), WATERGATE TOWER III ASSOCIATES, a California limited partnership ("WT-3"), BAYBRIDGE OFFICE PLAZA ASSOCIATES, a California limited partnership ("BOPA"), F.P. LATHROP, MARCIA FAY LATHROP and SANDRA L. HYDE (collectively, the "Trustees"), as Trustees of The Lathrop Trust, a trust organized under the laws of the State of California ("Lathrop Trust"), and F.P. LATHROP, an individual ("Lathrop"). WTA, T-2, WT-3 and BOPA are collectively referred to herein as the "Partnership Transferors" and each, individually, a "Partnership Transferor." The Partnership Transferors and the Trustees, as Trustees of the Trust, are collectively referred to herein as the "Transferors").

         WHEREAS, the Transferors are the owners of the Property (as defined below); and

         WHEREAS, each Transferor desires to contribute its respective Constituent Parcel(s) (as defined below) to Transferee, and Transferee desires to accept the contribution of the respective Constituent Parcel(s) from each Transferor, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the respective agreements hereinafter set forth, the Transferors and Transferee hereby agree as follows:

         1. Properties Included in Contribution. The Transferors hereby agree to contribute to Transferee, and Transferee hereby agrees to accept as a contribution from the Transferors, subject to the terms and conditions set forth herein, the following:

              (a) all of the Transferors' right, title and interest in and to those certain parcels of real property located in Emeryville, California, and more particularly described in Exhibits A-1 through A-7 attached hereto (collectively, the "Real Property"), including all improvements thereto or thereon (collectively, the "Improvements"), and together with all of the Transferors' right, title and interest in and to all rights, privileges and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Real Property, as well as all development rights, air rights, water, water rights, riparian rights and water stock relating to the Real Property and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property and all of the Transferors' right, title and interest in and to all roads and alleys adjoining or servicing the Real Property (collectively, the "Appurtenances");

              (b) all personal property owned by the Transferors located on or in or used exclusively in connection with the Real Property and Improvements, including, without


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limitation, those items described in Exhibit B attached hereto (the "Personal
Property"), provided, however, in no event shall the term Personal Property include or be deemed to include any items of personal property that are located in the Lathrop Leased Premises (as defined below); and

              (c) any intangible personal property now owned by the Transferors (or acquired by the Transferors prior to the Closing Date) and used in the ownership, use or operation of the Real Property, Improvements and Personal Property, including, without limitation, the right to use any trade name now used in connection with the Real Property and, to the extent approved by Transferee pursuant to this Agreement, any contract or lease rights (including, without limitation, the lessor's interest in and to all tenant leases, subleases and tenancies, including all amendments, modifications, agreements, records, substantive correspondence, and other documents affecting in any way a right to occupy any portion of the Improvements (the "Leases"), and the Transferors' interest in all security deposits and prepaid rent, if any, under the Leases and any and all guaranties of the Leases), utility contracts or other agreements or rights relating to the ownership, use and operation of the Property, as defined below (collectively, the "Intangible Property").

         All of the items referred to in subparagraphs (a), (b) and (c) above are collectively referred to as the "Property." As used herein, the term "Constituent Parcel" shall mean the parcels constituting the Land as separately identified on one of Exhibits A-1 through A-7 hereto, together with the Improvements thereon and the Appurtenances, Personal Property and Intangible Property properly allocable thereto. The Constituent Parcels and the ownership thereof are more particularly described and defined on Schedule 1 attached hereto.

         2.   Issuance of OP Units.

              (a) In exchange for the contribution of the Property to Transferee, Transferee shall issue to the Transferors (or, at the written direction of the Partnership Transferors, one or more of their constituent partners) a certain number of OP Units (as defined below) as determined pursuant to Paragraph 2(d) below, and shall prepay the Existing Loans (together with all prepayment fees, costs and expenses incurred in connection therewith) as described in Paragraph 2(c) below.

              (b) Within two (2) business days after the due execution and delivery of this Agreement by both parties, Transferee shall wire transfer into an escrow established with a national title company (or agent therefor) selected by Transferee and reasonably acceptable to the Transferors ("Title Company") an initial deposit in the amount of One Hundred Thousand Dollars ($100,000.00) (the "Initial Deposit"). Additionally, in the event that Transferee delivers to the Transferors the Approval Notice (as defined below), Transferee shall wire transfer into such escrow with Title Company, within two (2) business days after its delivery of the Approval Notice, an additional deposit in the amount of Six Hundred Fifty Thousand Dollars ($650,000) (the "Additional Deposit;" and, together with the Initial Deposit and (to the extent applicable) the Extension Deposit, the "Deposit). The Deposit shall be held in an interest-bearing account and interest accruing thereon shall be held for the account of Transferee, subject to the provisions of


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Paragraph 8(a) below. In the event the contribution of the Property as contemplated hereunder is consummated, the Deposit plus interest accrued thereon shall be returned to Transferee. In the event that the Closing does not occur hereunder, the Deposit shall be returned to Transferee or delivered to the Transferors as set forth in this Agreement.

              (c) At the closing of the transaction contemplated hereunder (the "Closing"), Transferee shall take title to the Property subject to, but shall not in any way assume, those certain mortgages or deeds of trust identified on
Schedule 2 attached hereto (the "Existing Loans"). The parties hereto acknowledge that Transferee will prepay the Existing Loans immediately following the Closing. As used herein, the term "Loan Payoff Amount" shall mean the aggregate outstanding balance (principal and accrued interest) of the Existing Loans, together with all prepayment fees, costs and expenses incurred in connection with the prepayment of the Existing Loans.

              (d) At the Closing, Transferee shall issue to the Transferors (or, at the written direction of the Partnership Transferors, one or more of their constituent partners) (each such person or entity who receives OP Units hereunder being referred to herein as an "OP Recipient") that number of limited partnership units in Transferee ("OP Units") that is equal to the quotient of
(1) the OP Unit Amount divided by (2) the average daily closing price of a share of common stock ("Common Stock") of the REIT for the twenty (20) business day period immediately preceding the date that is one business day before the Closing Date (the "Average Stock Price"), provided that if the Average Stock Price is less than $26.00, the number of OP Units issued to the Transferors shall be equal to the OP Unit Amount divided by $26.00 and if the Average Stock Price is greater than $32.00, the number of OP Units issued to the Transferors shall be equal to the OP Unit Amount divided by $32.00. As used herein, the term "OP Unit Amount" shall mean the amount determined by subtracting the amount of the Loan Payoff Amount from the sum of One Hundred Twenty-Nine Million Dollars ($129,000,000) (the "Agreed Amount"), provided that the number of OP Units issued shall be subject to adjustments and prorations as set forth herein, including but not limited to, the credits and prorations set forth in Section 9(f) below, any adjustments that may be made for certain potential leasing activity as described in Paragraph 16(c) below, and the credit set forth in
Section 18(b) below. Notwithstanding anything to the contrary set forth herein, in the event that Transferee delivers the Extension Notice and places in escrow the Extension Deposit as provided in Paragraph 9(b) below, the Average Stock Price shall be determined as if the Closing Date were the date that is exactly thirty (30) days after the expiration of the Due Diligence Period.

              (e) Notwithstanding anything to the contrary provided herein, in no event shall any OP Units be issued to or offered to any person that is not an "accredited investor" under all applicable federal and state securities laws or to whom the issuance of OP Units would be prohibited without the registration thereof or without the providing of appropriate disclosure with respect thereto. In the event that any OP Units are to be issued pursuant to Paragraph 2(d) above to a Transferor that is a partnership, such Transferor shall amend its partnership agreement prior to the Closing to prohibit the distribution of OP Units by such Transferor to any constituent partner thereof that fails to meet the standards set forth in the first sentence of this Paragraph 2(e).


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              (f) The allocation of the Agreed Value among the Constituent
Parcels shall be as set forth on Exhibit C attached hereto and made a part hereof.

         3.   Title to the Property.

              (a) At the Closing, the Transferors shall convey to Transferee fee simple title to the Real Property and the Improvements pursuant to one or more grant deeds (the "Grant Deeds") in the form of Exhibit D attached hereto, subject only to the Existing Loans and the other exceptions to title approved by Transferee in writing prior to the Title Notification Date (as defined below) (collectively, the "Permitted Exceptions"). Evidence of delivery of fee simple title shall be the issuance to Transferee at Closing by Title Company of its ALTA Owner's Extended Coverage Policy of Title Insurance in the amount of the Agreed Value insuring fee simple title to the Real Property, the Appurtenances and the Improvements in Transferee, subject only to the Permitted Exceptions (the "Title Policy"). The Title Policy shall provide full coverage against mechanics' and materialmen's liens arising out of the construction, repair or alteration of any of the Improvements, including any tenant improvements therein, and shall contain such special endorsements as Transferee may reasonably require (the "Endorsements"). The Title Company shall also provide for reinsurance with direct access to the reinsurers and in such amounts as Transferee may require. The Transferors shall execute an "Owner's Affidavit" in form reasonably satisfactory to the Transferors to support the issuance of the Title Policy. The Transferors shall have the right, at the Transferors' sole cost and expense, to obtain their own policy of title insurance, provided that the issuance of such policy shall not constitute a condition to the Transferors' obligations hereunder.

              (b) At the Closing, the Transferors shall transfer title to the Personal Property, subject to the Existing Loans, by one or more warranty bills of sale in the form attached hereto as Exhibit E (the "Bills of Sale"), such title to be free of any liens, encumbrances or interests other than the Permitted Exceptions.

              (c) At the Closing, the Transferors shall transfer title to the Intangible Property, subject to the Existing Loans, by one or more assignments of Intangible Property in the form attached hereto as Exhibit F (the "Assignments of Intangible Property") and one or more assignments of the Leases in the form attached hereto as Exhibit G (the "Assignments of Leases"), such title to be free of any liens, encumbrances or interests other than the Permitted Exceptions.

         4. Due Diligence and Time for Satisfaction of Conditions. Transferee shall have the right to commence due diligence with respect to the Property following the date on which this Agreement is fully executed by the parties hereto (the "Effective Date") and the due diligence period ("Due Diligence Period") shall expire on the seventy-fifth (75th) day after the Effective Date, provided, however, in the event that the Transferors fail to deliver to Transferee all of the items set forth in Part I of Schedule 3 attached hereto (the "Initial Delivery Items") within five (5) days after the Effective Date, the Due Diligence Period shall be extended by one day for each day beyond such five (5) day period until all of the Initial Delivery Items are


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delivered to Transferee, and in the event that the Transferors fail to deliver to Transferee all of the items set forth in Part II of Schedule 3 attached hereto (the "Secondary Delivery Items") within ten (10) days after the Effective Date, the Due Diligence Period shall be extended by one day for each day beyond such ten (10) day period until all of the Secondary Delivery Items are delivered to Transferee. The Transferors shall have the right to deliver written notice (the "Delivery Notice") to Transferee informing Transferee that the Transferors have delivered to Transferee all of the Initial Delivery Items or all of the Secondary Delivery Items, as the case may be, and, unless Transferee responds in writing to the Transferors within five (5) days after its receipt of the Delivery Notice specifying in reasonable detail which of the Initial Delivery Items or the Secondary Delivery Items have not been delivered to Transferee, the date on which the Delivery Notice is delivered to Transferee shall conclusively be deemed to be for all purposes of this Agreement the date on which all of the Initial Delivery Items or Secondary Delivery Items, as the case may be, were delivered to Transferee. In addition to the foregoing, the Transferors shall make available to Transferee and its employees, representatives, counsel and consultants access to all of its non-privileged books, records and files relating to the Property in the Transferors' possession or reasonable control, including, without limitation, all of the items set form on said Schedule 3 other than the Initial Delivery Items and the Secondary Delivery Items, and the Transferors agree, to the extent reasonably feasible, to allow Transferee to make copies at the Transferors' office or the property management office of such items as Transferee reasonably requests. Transferee acknowledges that the Transferors have delivered to Transferee prior to the date hereof certain of the items described on said Schedule 3 as set forth on said Schedule 3 and agrees that the Transferors shall not be required to deliver additional copies of such items to Transferee.

         5. Diligence Period Conditions. The following conditions are precedent to Transferee's obligation to consummate the transactions contemplated hereby (the "Diligence Period Conditions"):

              (a) Transferee's review and approval of title to the Property, as follows:

                   (i) Transferee shall use all reasonable efforts to obtain as soon as reasonably possible after the Effective Date a current extended coverage preliminary title report on the Real Property, issued by Title Company, accompanied by copies of all documents referred to in the report (collectively, the "Preliminary Report"), and to arrange for the Title Company to deliver to the Transferors a duplicate copy of the Preliminary Report;

                   (ii) The Transferors shall deliver to Transferee, within five
(5) business days after their receipt of the Preliminary Report, copies of any existing and proposed easements, covenants, restrictions, agreements or other documents which affect title to the Property (other than the Leases), of which any Transferor has knowledge, and which are not disclosed by the Preliminary Report;

                   (iii) The Transferors shall deliver to Transferee, within five (5) days after the Effective Date, copies of the most recent as-built surveys (if any) of the Real Property and Improvements in the Transferors' possession or reasonable control; and


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                   (iv) The Transferors shall deliver to Transferee, within five
(5) days after the Effective Date, copies of the most recent property tax bills for the Property.

         Transferee shall advise the Transferors, on or prior to the date that is thirty (30) days prior to the end of the Due Diligence Period (the "Title Notification Date"), what exceptions to title will be accepted by Transferee. The Transferors shall have ten (10) business days after receipt of Transferee's objections to give Transferee: (i) written notice that the Transferors will remove such objectionable exceptions on or before the Closing Date; or (ii) written notice that the Transferors elect not to cause such exceptions to be removed. The Transferors' failure to give notice to Transferee within the ten
(10) business day period shall be deemed to be the Transferors' election not to cause such exceptions to be removed. If the Transferors give Transferee notice or are otherwise deemed to have elected to proceed under clause (ii), Transferee shall have ten (10 ) business days thereafter to elect to proceed with the transaction or terminate this Agreement. If Transferee shall fail to give the Transferors notice of its election on or before such tenth (10th) day, Transferee shall be deemed to have elected to terminate this Agreement. If the Transferors shall give notice pursuant to clause (i) and shall fail to remove any such objectionable exceptions from title prior to the Closing Date, and Transferee is unwilling to take title subject thereto, the Transferors shall be in default and Transferee shall have the rights and remedies set forth in Paragraph 8 below.

              (b) Transferee's review and approval, prior to the end of the Due Diligence Period, of any service contracts, utility contracts, maintenance contracts, management contracts, equipment leasing agreements, and brokerage and leasing commission agreements which may continue after Closing (collectively, the "Service Contracts"), certificates of occupancy, presently effective warranties or guaranties received by the Transferors from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements or any tenant improvements, reports of insurance carriers insuring the Property and each portion thereof respecting the claims history of the Property, if any, environmental reports, soils reports, insurance policies, insurance certificates of Tenants, and other contracts or documents of significance to the ownership, use or operation of the Property (collectively, the "Other Documents"). Transferee shall advise the Transferors in writing during the Due Diligence Period which of the Service Contracts Transferee will assume at Closing (the "Assumed Contracts"), and the Transferors shall terminate as of the Closing Date all Service Contracts which Transferee elects not to assume, without penalty or liability to Transferee, provided that, notwithstanding the foregoing, Transferee shall assume at Closing, and the Transferors shall have no obligation to terminate, that certain equipment lease covering certain security equipment located at the Tower One Property, the Tower Two Property, the Tower Three Property and the Baybridge Office Plaza Property (as such terms are defined on Schedule 1 attached hereto), a copy of which equipment lease has been provided to Transferee prior to the date hereof. Without limiting the foregoing, the Transferors shall terminate, or caused to be terminated, as of the Closing, all management agreements and leasing or listing agreements relating to the Property. Except to the extent provided in Paragraph 16(b) below, under no circumstances shall Transferee be deemed to have assumed at Closing any obligation to pay any leasing commissions with respect to the Property.


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              (c) Transferee's review and approval, prior to the end of the Due
Diligence Period, of all books and records relating to the Property and all income and expense statements, year-end financial and monthly operating statements for the three (3) most recent calendar years prior to the Closing Date and the current year (including copies of all audit or review letters), a copy of the operating budgets pertaining to said years, and copies of any and all financial or operating statements pertaining to said years submitted to any lenders holding a security interest in the Property (to the extent different than the financial and operating statements otherwise referenced in this Paragraph 5(c)).

              (d) Transferee's review and approval, prior to the end of the Due Diligence Period, of a copy of the Leases and the Rent Roll (as defined below).

              (e) Transferee's review and approval, prior to the end of the Due Diligence Period, of the structural, mechanical, electrical and other physical characteristics and condition of the Property, structural calculations for the Improvements, site plans, engineering reports and plans, landscape plans, and floor plans, and copies of any as-built plans and specifications for the Property. Such review shall include an examination for the presence or absence of Hazardous Material (as defined in Paragraph 10(l) below), which shall be performed or arranged by Transferee at Transferee's sole expense. If, based upon Transferee's Phase I examination, Transferee's consultants determine that a Phase II examination is necessary with respect to all or a part of the Real Property, Transferee may elect to perform a Phase II examination, provided, however, that that the Transferors shall have the prior right to approve the scope of such Phase II testing, the times at which and locations in which any drilling or other invasive or destructive testing shall be done, and the identity of Transferee's environmental consultant(s) and any contractors performing work on the Property, which approval shall not be unreasonably withheld, delayed or conditioned. The Transferors acknowledge that, based on Transferee's and its consultants preliminary review of certain environmental reports relating to the Property, Transferee intends to undertake certain Phase II work. In the event that the Transferors fail to disapprove in writing any request for approval by Transferee under this Paragraph 5(e) within three (3) business days after the Transferors' receipt of such request, the Transferors shall be deemed to have approved such requested matter.

              (f) Transferee's review and approval, prior to the end of the Due Diligence Period, of all governmental permits and approvals relating to the construction, operation, use or occupancy of the Property, and all zoning, land-use, subdivision, environmental, building and construction laws and regulations restricting or regulating or otherwise affecting the use, occupancy or enjoyment of the Property.

              (g) The transaction contemplated hereunder shall have been approved by the Board of Directors of the REIT, which approval may be given or withheld in the sole and absolute discretion of said Board, and for any or for no reason whatsoever. The parties acknowledge and agree that the Transferee's delivery of the Approval Notice shall be deemed to constitute satisfaction of the Diligence Period Condition set forth in this Paragraph 5(g).


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         Prior to the end of the Due Diligence Period, Transferee shall deliver written notice (the "Approval Notice") to the Transferors informing the Transferors as to whether or not Transferee has approved or waived all of the Diligence Period Conditions. Notwithstanding anything in this Agreement to the contrary, Transferee shall have the right to terminate this Agreement at any time prior to the end of the Due Diligence Period in its sole and absolute discretion and for any or for no reason whatsoever. If, by the end of the Due Diligence Period, Transferee shall not have delivered the Approval Notice to the Transferors approving or waiving all of the Diligence Period Conditions, then this Agreement shall automatically terminate. Transferee shall affirm in writing the termination of this Agreement prior to the Deposit being returned to Transferee.

         6. Transferee Conditions to Closing. The following conditions are precedent to Transferee's obligation to consummate the transactions contemplated hereby (the "Transferee Conditions Precedent"):

              (a) Transferee shall not have terminated this Agreement pursuant to any right of termination reserved to Transferee hereunder, including, without limitation, pursuant to the right of termination set forth in Paragraph 5 above.

              (b) The Transferors' obtaining and delivering to Transferee on or before the Closing Date tenant estoppel certificates in form and substance satisfactory to Transferee from all of the tenants ("Tenants") of the Property, which certificates shall be dated no earlier than thirty (30) days after the Effective Date. The Transferors shall deliver to each of the Tenants of the Property, and shall use commercially reasonable efforts to obtain from each of the Tenants, Transferee's standard form tenant estoppel certificate in the form attached hereto as Exhibit O, revised by the Transferors to reflect the terms of the respective Leases, and modified to address specific concerns arising as a result of Transferee's review of the Leases. Notwithstanding the foregoing, in the event that the Transferors obtain and deliver satisfactory tenant estoppel certificates from all of the Major Tenants (as defined below), but are unable, despite commercially reasonable efforts, to obtain estoppel certificates from all of the Minor Tenants (as defined below), then the Transferors shall be deemed to have satisfied the Transferee Condition Precedent set forth in this Paragraph 6(b) provided that (i) the Transferors obtain and deliver to Transferee satisfactory tenant estoppel certificates as described above from at least ninety-five percent (95%) of the Minor Tenants and (ii) the applicable Transferor delivers to Transferee a landlord estoppel certificate in form and substance reasonably satisfactory to Transferee with respect to each Minor Tenant that fails to deliver a satisfactory tenant estoppel certificate. The representations and warranties set forth in each landlord estoppel certificate shall survive the Closing until the earlier of (x) the scheduled expiration date of the Lease with respect to which such landlord


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estoppel certificate is delivered or (y) the date on which such Transferor delivers a satisfactory tenant estoppel certificate from the applicable Minor Tenant. Each Transferor agrees to execute such landlord estoppel certificates as are required to satisfy the Transferee Condition Precedent set forth in this Paragraph 6(b). Notwithstanding the foregoing, the Transferors shall have the right to disclose in such certificates any appropriate facts or circumstances relating to such Leases or tenancies that are known by the Transferors, provided that such right shall not affect Transferee's right to terminate this Agreement in the event that each such landlord estoppel certificate is not reasonably satisfactory to Transferee. As used herein, the term "Major Tenant" shall mean any Tenant that, together with all of its affiliated entities, occupies 5,000 square feet of space or more at the Property, and the term "Minor Tenant" shall mean any Tenant that is not a Major Tenant. Transferee shall have the right, prior to Closing, to attempt to obtain recertified tenant estoppel certificates dated close to the Closing Date, provided that the foregoing shall not be a condition precedent to Transferee's obligations hereunder.

              (c) As of the Closing, there shall be no litigation pending by third persons to enjoin the contribution of the Property to Transferee or otherwise to challenge the consummation of the transactions contemplated hereby.

              (d) Pay-off letters from the holders of the Existing Loans shall have been obtained on or before the Closing Date and appropriate arrangements for the satisfaction of the indebtedness and the discharge of the liens relating thereto shall have been made as of the Closing Date such that the Title Company is able to issue the Title Policy without taking exception for the Existing Loans.

              (e) All of the Transferors' representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date. At the Closing, the Transferors shall deliver to Transferee a certificate certifying that each of the Transferors' representations and warranties contained in Paragraph 10 below are true and correct as of the Closing Date, subject only to such exceptions as are necessary to reflect events arising after the Effective Date that are beyond the reasonable control of the Transferors or their respective employees, agents or contractors. In no event shall the inclusion of any such exception in such certificate limit the Transferee's right to terminate this Agreement in the event that any of the Transferors' representations and warranties contained in or made pursuant to this Agreement is not true and correct in all material respects when made and true and correct in all material respects as of the Closing Date.

              (f) The physical condition of the Property shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Paragraph 13 below), and, as of the Closing Date, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending or threatened, which as of or after Closing could reasonably be anticipated to materially adversely affect the value of the Property or the ability of Transferee to operate the Property in the manner in which the Property is being operated on the Effective Date, and no proceedings shall be pending or threatened which could or would cause the redesignation or other modification of the zoning classification of, or of any building or environmental code requirements applicable to, the Property.

              (g) As of the Closing, all of the Leases (including both existing Leases and any new Leases entered into pursuant to the terms of this Agreement) shall be in full force and effect (other than Leases that expire prior to the Closing pursuant to their terms), without default thereunder by any Transferor, and, as of the Closing, there shall be no increase in the square


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footage of space with respect to which either the Tenant is in material default of its Lease obligations or the Tenant is the subject of any pending bankruptcy or insolvency proceeding from that which existed and was disclosed to (or otherwise actually known by) Transferee prior to the expiration of the Due Diligence Period.

              (h) Title Company shall be irrevocably and unconditionally committed to issue to Transferee the Title Policy as described in Paragraph 3(a) above, subject only to the payment of the premium therefor.

              (i) The Average Stock Price shall be equal to or greater than $24.00, provided that Transferee shall not have the right to terminate this Agreement as a result of the failure of the Transferee Condition Precedent set forth in this Paragraph 6(i) to the extent that the Average Stock Price has been reduced to an amount below $24.00 as a result of (A) a willful act of Transferee or the REIT or (B) any event, condition or circumstance that also constitutes a breach of any representation or warranty made by Transferee or the REIT herein.

         The Transferee Conditions Precedent are intended solely for the benefit of Transferee. Subject to the provisions of Paragraph 8 below, if any of the Transferee Conditions Precedent is not satisfied, Transferee shall have the right in its sole discretion either to waive in writing such Transferee Condition Precedent and proceed with the consummation of the transactions described herein or terminate this Agreement. The parties acknowledge and agree that Transferee's consummation of the transactions contemplated herein shall be deemed to constitute its waiver of any unsatisfied Transferee Condition Precedent, provided that the foregoing shall not limit any right that Transferee may otherwise have hereunder with respect to any breach by any Transferor of any representation or warranty set forth herein. The failure of the Transferee Condition Precedent set forth in Paragraph 6(c) shall not relieve Transferee from any liability in the event that such Transferee Condition Precedent is not satisfied as a result of the breach of any representation or warranty by Transferee hereunder.

         In the event that the Transferors reasonably determine prior to the Closing Date that any of the Transferors' representations or warranties contained in or made pursuant to this Agreement is not true and correct in all material respects and that the Transferors are unable, despite their use of commercially reasonable efforts, to cure such breach such that all of the Transferors' representations and warranties are true and correct in all material respects as of the Closing Date, then the Transferors shall have the right to deliver written notice to Transferee describing in reasonable detail the facts and circumstances giving rise to such breach and demanding that the Transferee, on or before the earlier of (i) the date that is twenty (20) days after the date on which Transferee received such notice or (ii) the Closing Date, either waive such breach or terminate this Agreement. In the event that Transferee fails to notify the Transferors by the deadline established in the immediately preceding sentence that Transferee has waived such breach, then this Agreement shall automatically terminate. In no event shall the terms of this paragraph limit any of Transferee's rights under Paragraph 8 below.

         Notwithstanding anything to the contrary set forth herein, in the event that Transferee delivers the Extension Notice and places in escrow the Extension Deposit as provided in

Paragraph 9(b) below, the following provisions shall apply in the event that the Closing occurs later than the date that the Closing would have occurred had Transferee not delivered the Extension Notice (the "Scheduled Closing Date"):

              (1) In the event that the Transferee Condition Precedent set forth in Paragraph 7(g) above is not satisfied on the extended Closing Date (the "Extended Closing Date"), Transferee shall not have the right to terminate this Agreement as a result of the failure of the Transferee Condition Precedent set forth in Paragraph 7(g) above unless, as of the Extended Closing Date, there shall be an increase in the square footage of space with respect to which either the Tenant is in material default of its Lease obligations or the Tenant is the subject of any pending bankruptcy or insolvency proceeding of at least 50,000 square feet from that which existed and was disclosed to (or otherwise actually known by) Transferee on the Scheduled Closing Date;

              (2) Transferee shall not have the right to terminate this Agreement as a result of the failure of the Transferee Condition Precedent set forth in Paragraph 7(i) above; and

              (3) In the event that either or both of the Transferee Conditions Precedent set forth in Paragraphs 7(e) and (f) above is or are not satisfied on the Extended Closing Date as a result of an event that is beyond the reasonable control of the Transferors or their respective employees, agents or contractors, then Transferee shall have the right to terminate this Agreement as a result of the failure of either or both of such Transferee Conditions Precedent only if Transferee pays to the Transferors the sum of $500,000.

         The parties hereto acknowledge and agree that, notwithstanding Transferee's delivery of the Extension Notice, Transferee shall have the right to terminate this Agreement on the Scheduled Closing Date if any Transferee Condition Precedent is not satisfied on the Scheduled Closing Date.

         7. Transferors Conditions to Closing. The following conditions are precedent to the Transferors' obligations hereunder, including, without limitation, their obligations to contribute the Property to Transferee (the "Transferors Conditions Precedent"):

              (a) All of Transferee's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date. At the Closing, Transferee shall deliver to the Transferors a certificate certifying that each of Transferee's representations and warranties contained in Paragraph 11 below are true and correct as of the Closing Date, subject only to such exceptions as are necessary to reflect events arising after the Effective Date that are beyond the reasonable control of Transferee, the REIT or their respective employees, agents or contractors. In no event shall the inclusion of any such exception in such certificate limit the Transferors' right to terminate this Agreement in the event that any of Transferee's representations and warranties contained in or made pursuant to this Agreement is not true and correct in all material respects when made and true and correct in all material respects as of the Closing Date.

              (b) The Average Stock Price shall be equal to or greater than $24.00.

              (c) As of the Closing, there shall be no litigation pending to enjoin the contribution of the Property to Transferee or otherwise to challenge the consummation of the transactions contemplated hereby.

              (d) No federal legislation shall have been adopted after the Effective Date and prior to the Closing that could reasonably be expected to undermine the anticipated tax treatment afforded to the contribution of the Property to Transferee by the Transferors as set forth herein, and between the Effective Date and the Closing Date, neither the Internal Revenue Service nor any court applying federal law shall have issued any authoritative challenge to or otherwise authoritatively rejected the anticipated tax treatment afforded to the contribution of the Property to Transferee by the Transferors as set forth herein.

              (e) Transferee shall not have disapproved the maximum reimbursement amount reasonably requested by the OP Recipients pursuant to Paragraph 19 below and Transferee shall have offered the OP Recipients the opportunity to enter into the Reimbursement Agreement (as defined below) in such maximum amounts.

              (f) The Transferors shall not have terminated this Agreement pursuant to any right of termination reserved to the Transferors hereunder.

              (g) Transferee shall have delivered the OP Units to the Title Company with instructions to deliver the OP Units to the OP Recipients at the Closing.

              (h) Prior to the Closing, either that certain Investor Rights Agreement (the "Investor Rights Agreement") dated November 18, 1993, by and among the REIT and the individuals set forth on "Exhibit A" thereto (the "Original Investors"), shall have been amended to provide that the registration rights granted to the OP Recipients pursuant to the Registration Rights/Lock-Up Agreement (as defined below) shall not be subordinate to the registration rights granted to the Original Investors under the Investor Rights Agreement or the Original Investors shall have waived in writing the provisions of Section 11 of the Investor Rights Agreement (as well as any other provision of the Investor Rights Agreement or any other document having a similar effect) with respect to the OP Recipients.

         The Transferors Conditions Precedent are intended solely for the benefit of the Transferors. Subject to the provisions of Paragraph 8 below, if any of the Transferors Conditions Precedent is not satisfied, the Transferors shall have the right in their sole discretion either to waive in writing such Transferors Condition Precedent and proceed with the consummation of the transactions described herein or terminate this Agreement. The parties acknowledge and agree that the Transferors' consummation of the transactions contemplated herein shall be deemed to constitute their waiver of any unsatisfied Transferors Condition Precedent, provided that the foregoing shall not limit any right that the Transferors may otherwise have hereunder with respect to any breach by Transferee of any representation or warranty set forth herein. The failure of the Transferors Condition Precedent set forth in Paragraph 7(c) shall not relieve the Transferors from any liability in the event that such Transferors Condition Precedent is not satisfied as a result of the breach of any representation or warranty by any Transferor hereunder or the breach by any Transferor of Paragraph 18(k) below. Additionally, in the event that the Transferors terminate this Agreement as a result of the failure of the Transferors Condition Precedent set forth in Paragraph 7(d) above, the Transferors shall, as a condition of the effectiveness of such termination, pay to Transferee any title, escrow, legal and inspection fees actually incurred by Transferee and any other third party, out-of-pocket expenses actually incurred by Transferee in connection with the performance of its due diligence review of the Property, including, without limitation, environmental and engineering consultants' fees and expenses (but in no event to exceed $500,000).

         8. Remedies.

              (a) In the event that the transactions contemplated by this Agreement are not consummated because of the failure of any condition or any other reason except a default under this Agreement on the part of Transferee, the Deposit (including, to the extent applicable, the Extension Deposit) plus interest accrued thereon shall immediately be returned to Transferee. If said transactions are not consummated because of a default under this Agreement on the part of Transferee, which default occurs after the expiration of the Due Diligence Period, the Deposit (including the Extension Deposit, if any, and together with the interest accrued thereon) shall be paid to, and may thereafter be retained by, the Transferors as liquidated damages. THE PARTIES HAVE AGREED THAT THE TRANSFERORS' ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY TRANSFEREE, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT (TOGETHER WITH THE INTEREST EARNED THEREON) HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF THE TRANSFERORS' DAMAGES AND AS THE TRANSFERORS' EXCLUSIVE REMEDY AGAINST TRANSFEREE, AT LAW OR IN EQUITY, IN THE EVENT THAT THE CLOSING DOES NOT OCCUR AS A RESULT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF TRANSFEREE.

    INITIALS:      WTA ____       T-2 ____       WT-3 ____       BOPA ____

                   Lathrop ____   Trustees ____/____/____        Transferee ____

Nothing contained in this Paragraph 8(a) shall limit or affect the Transferors' right to pursue any claim against Transferee arising in connection with any Termination Surviving Obligation (as defined below).

              (b) In the event that the transactions contemplated by this Agreement are not consummated because of a default under this Agreement on the part of any Transferor, which default is not cured within three (3) business days after receipt of written notice from Transferee (provided that no notice or cure period shall be required in the event that of a default of the Transferors' obligations to deliver the documents set forth in Paragraph 9(c) below), Transferee may either (i) terminate this Agreement by delivery of notice of termination to the Transferors, whereupon (A) the Deposit plus interest accrued thereon shall be immediately returned to Transferee, and, (B) the Transferors shall pay to Transferee any title, escrow, legal and inspection fees actually incurred by Transferee and any other third party, out-of-pocket expenses actually incurred by Transferee in connection with the performance of its due diligence review of the Property, including, without limitation, environmental and engineering consultants' fees and expenses (but in no event to exceed $500,000), and neither party shall have any further rights or obligations hereunder, or (ii) continue this Agreement pending Transferee's action for specific performance. Nothing contained in this Paragraph 8(b) shall limit or affect Transferee's right to pursue any claim against any Transferor arising in connection with any Termination Surviving Obligation. In no event shall any Transferor be deemed to be in default hereunder as the result of any representation or warranty that is true and correct when made being not true and correct as of the Closing as a result of events arising after the Effective Date that are beyond the reasonable control of the Transferors or their respective employees, agents or contractors. The inclusion in this Paragraph 8(b) of the remedy of specific performance shall not in any way be deemed to constitute any Transferor's consent to such remedy or waiving any defenses that any Transferor may have to such equitable relief. Without limiting any other right or remedy available to Transferee, with respect to any default by a Transferor that is known by Transferee prior to the scheduled Closing Date (or scheduled Extended Closing Date, as applicable), in the event that Transferee fails to commence an action for specific performance prior to the date that is sixty (60) days after the scheduled Closing Date (or scheduled Extended Closing Date, as applicable), Transferee shall be deemed to have waived its right to pursue such an action for specific performance, and, with respect to any default by a Transferor that is first known by Transferee after the scheduled Closing Date (or scheduled Extended Closing Date, as applicable), in the event that Transferee fails to commence an action for specific performance prior to the date that is thirty (30) days after Transferee first acquires such knowledge, Transferee shall be deemed to have waived its right to pursue such an action for specific performance.

              (c) As used herein, the term "Termination Surviving Obligations" shall mean, collectively, (i) Transferee's indemnity obligations under Paragraph 14 below, (ii) the parties' indemnity obligations under Paragraph 18(b) below,
(iii) the provisions of Paragraph 18(h) below, (iv) the provisions of Paragraph 18(m) below, and (v) Transferee's obligations under Paragraph 23 below.

         9. Closing and Escrow.

              (a) The parties shall, to the extent reasonably possible, conduct an escrow Closing through the Title Company. Upon mutual execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with Title Company and this Agreement shall serve as instructions to Title Company as the escrow holder for consummation of the transactions described herein. The Transferors and Transferee agree to execute such additional escrow instructions as may be appropriate to enable the escrow holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control. The parties hereto shall endeavor to conduct an escrow Closing and shall deliver the documents described in Paragraphs 9(c) and (d) to Title Company sufficiently prior to the scheduled Closing Date (or scheduled Extended Closing Date, as applicable) to enable the Closing to occur as scheduled.

              (b) The Closing shall occur on or before the date that is thirty
(30) days after the expiration of the Due Diligence Period or such later date mutually approved by the parties in their sole and absolute discretion (the "Closing Date"). Notwithstanding the foregoing, Transferee shall have the right, by delivering written notice (the "Extension Notice") to the Transferors and depositing an additional Five Hundred Thousand Dollars ($500,000) in escrow (the "Extension Deposit") at least fifteen (15) days prior to the Scheduled Closing Date, to extend the Closing Date for up to sixty (60) days. If the Closing does not occur on or before the scheduled Closing Date (or scheduled Extended Closing Date, as applicable), Title Company shall, unless it is notified by either party to the contrary within five (5) days after the Closing Date, return to the depositor thereof items which were deposited hereunder. Any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close.

              (c) At or before the Closing (or promptly after the Closing as provided in subparagraphs (iv), (vi), (vii) and (viii) below), the Transferors shall deliver to Transferee (either directly or through escrow, conditioned upon the Closing occurring) the following (the delivery of which is both an obligation of the Transferors and, except as expressly provided in subparagraphs
(iv), (vi), (vii) and (viii) below, a condition precedent to Transferee's obligations hereunder):

                  (i) the duly executed and acknowledged original Grant Deeds, which shall be recorded at Closing by Title Company in the Official Records of Alameda County, California;

                (iii) the duly executed original Bill of Sales;

                 (iv) duly executed original counterparts of the Assignments of Leases and originals of all Leases (and lease correspondence files) (provided that the Leases and such files may be delivered promptly after Closing);

                  (v) the duly executed original tenant estoppel certificates and landlord estoppel certificates described in Paragraph 6(b) above;

                 (vi) originals of all Other Documents not previously delivered to Transferee (to the extent in the Transferors' possession or reasonable control) (provided that such Other Documents may be delivered promptly after Closing);

                (vii) duly executed original counterparts of the Assignments of Intangible Property and originals of all Assumed Contracts (to the extent in the Transferors' possession or reasonable control) (provided that such Assumed Contracts may be delivered promptly after Closing);

               (viii) originals (to the extent in the Transferors' possession or reasonable control) or copies of the building permits and certificates of occupancy for the Improvements and all tenant-occupied space included within the Improvements not previously delivered to Transferee (provided that such items may be delivered promptly after Closing);

                 (ix) copies of the duly executed notices to the Tenants substantially in the form attached hereto as Exhibit P;

                  (x) duly executed original affidavits pursuant to Section 1445(b)(2) of the IRC, and on which Transferee is entitled to rely, that neither any Transferor nor any other OP Recipient is a "foreign person" within the meaning of Section 1445(f)(3) of the IRC;

                 (xi) duly executed original California Forms 590-RE certifying that each Transferor and any other OP Recipient are California residents or that withholding of tax under Section 18805 or Section 26131 of the California Revenue and Taxation Code will not be required upon the contribution of the Property to Transferee;

                (xii) the duly executed original certificate certifying as to the Transferors' representations and warranties as required by Paragraph 6(e) above;

               (xiii) an original Security Agreement and UCC-1 Financing Statement (as such terms are defined below), duly executed by each Lathrop Indemnitor (as defined in Paragraph 12(a) below);

                (xiv) an original registration rights and lock-up agreement in the form of Exhibit H attached hereto (the "Registration Rights/Lock-Up Agreement"), duly executed by each OP Recipient;

                 (xv) an original subscription agreement in the form of Exhibit I attached hereto (the "Subscription Agreement"), duly executed by each OP Recipient;

                (xvi) an original counterpart amendment to Transferee's partnership agreement in the form of Exhibit J attached hereto (the "OP Amendment"), duly executed by each OP Recipient;

               (xvii) the original Reimbursement Agreement duly executed by each OP Recipient that elects to execute such document;

              (xviii) a closing settlement statement prepared by the Title Company in form and content satisfactory to Transferee and the Transferors, setting forth, without limitation, all prorations, adjustments and credits against the Agreed Amount and reflecting the calculation of the number of OP Units (including both Tier I OP Units and Tier II OP Units) to be issued hereunder;

                (xix) a duly executed original opinion from the Transferors' counsel, substantially in the form of Exhibit K attached hereto;

                 (xx) such resolutions, authorizations, bylaws or other corporate and/or partnership documents or agreements relating to the Partnership Transferors and their partners as shall be reasonably required by the Title Company; and

                (xxi) any other instruments, records or correspondence called for hereunder which have not previously been delivered, including, without limitation, the Lease amendment referred to in Paragraph 22 below.

         Transferee may waive the requirement for the Transferors' compliance with any of the foregoing items by written instrument.

              (d) At or before the Closing, Transferee shall deliver to the Transferors (either directly or through escrow, conditioned upon the Closing occurring) the following (the delivery of which is both an obligation of Transferee and a condition precedent to the Transferors' obligations hereunder):

                  (i) duly executed original counterparts of the Assignments of Leases;

                 (ii) duly executed original counterparts of the Assignments of Intangible Property;

                (iii) a duly executed original counterpart of the Security Agreement;

                 (iv) an original counterpart of the Registration Rights/Lock-Up Agreement, duly executed by Transferee and the REIT;

                  (v) a duly executed original counterpart of the Subscription Agreement;

                 (vi) an original counterpart of the OP Amendment, executed by the REIT;

                (vii) one or more original Registered Certificates of Ownership evidencing the Tier I OP Units (as defined in the Registration Rights/Lock-Up Agreement) issued to the OP Recipients and one or more original Registered Certificates of Ownership evidencing the Tier II OP Units (as defined in the Registration Rights/Lock-Up Agreement) issued to the OP Recipients;

               (viii) the duly executed original certificate certifying as to Transferee's representations and warranties as required by Paragraph 7(a) above;

                 (ix) a certified copy of the resolution of the REIT's Board of Directors approving the transactions contemplated hereunder;

                  (x) evidence reasonably satisfactory to the Transferors that the Transferors Condition Precedent set forth in Paragraph 7(h) above has been satisfied;

                  (x) an original counterpart of the Reimbursement Agreement, duly executed by the REIT; and

                 (xi) a closing settlement statement prepared by the Title Company in form and content satisfactory to Transferee and Transferor, setting forth, without limitation, all prorations, adjustments and credits against the Agreed Amount and reflecting the calculation of the number of OP Units (including both Tier I OP Units and Tier II OP Units) to be issued hereunder.

              (e) The Transferors and Transferee shall each deposit such other instruments as are reasonably required by the escrow holder or otherwise required to close the escrow and consummate the acquisition of the Property in accordance with the terms hereof. The Transferors and Transferee hereby designate Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.

              (f) The following are to be apportioned at Closing, as follows:

                  (i) Rent. Rent under the Leases shall be prorated to Transferee for the period on and after the Closing Date ("Transferee's Ownership Period"), regardless of whether or not such rent has been paid to the Transferors. With respect to any rent arrearages arising under the Leases, after Closing Transferee shall pay to the Transferors any rent actually collected by Transferee which is applicable to the period preceding the Closing Date ("Transferor's Ownership Period"); provided, however, that all rent collected by Transferee shall be applied first to all unpaid rent accruing during Transferee's Ownership Period, and then to unpaid rent accruing during Transferors' Ownership Period. After Closing, Transferee shall take reasonable steps to recover any rent arrearages for the benefit of the Transferors, provided that in no event shall Transferee be required to institute any lawsuit or unlawful detainer action, and provided further that the Transferors shall pay to Transferee all amounts reasonably incurred by Transferee in collecting such amounts. If the Transferors do not pay such reasonable collection costs, Transferee may offset such reasonable costs against any rent arrearages collected. The Transferors shall not be permitted to take any steps to recover any rent arrearages, provided that the Transferors shall have the right to file an action prior to the Closing Date (and prosecute such action after the Closing
Date) to recover from a Tenant any rent arrearages or other damages, so long as such action does not seek a termination of the Lease, and the Transferors shall have the right after the Closing Date to sue a Tenant at such time as such Tenant is no longer a tenant of the Property or any portion thereof. To the extent that any Transferor receives prior to the Closing Date any percentage rent payments that are attributable to the period on or after the

Closing Date, Transferee shall receive a credit at Closing in the amount attributable to the period on or after the Closing Date. With respect to all percentage rent payments received by Transferee after the Closing Date which relate to periods prior to the Closing Date, Transferee shall pay to the Transferors, within fifteen (15) days after its receipt of each such payment, the pro rata portion of each such amount based upon the number of days in the period with respect to which such percentage rent is calculated that are prior to the Closing Date and the number of days in such period that are after the Closing Date.

                 (ii) Leasing Costs; Security Deposits; Prepaid Rent. Except to the extent expressly provided to the contrary in Paragraph 16 below, Transferor shall pay all leasing commissions and tenant improvement costs that are incurred in connection with any Lease executed on or before the Closing (including leasing commissions attributable to expansion, renewal or extension options which are not exercised until after the Closing , but excluding any tenant improvement costs or allowances attributable to expansion, renewal or extension options which are not exercised until after the Closing, which obligation shall be assumed by Transferee at the Closing). Transferee shall be entitled to a credit against the Agreed Amount for the total sum of all security deposits and prepaid rent paid to the Transferors (or their predecessor(s)-in-interest) by the Tenants under the Leases, and any interest earned thereon to the extent such interest is to be repaid to any Tenant, as well as for any free rent, operating expense abatements, or other unexpired concessions under the Leases to the extent they apply to any period after the Closing.

                (iii) Other Tenant Charges. Where the Leases contain tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature, and where the Transferors shall have collected on an estimated basis any portion thereof in excess of amounts owed by the Transferors for such items for Transferors' Ownership Period, then there shall be a credit given to Transferee at Closing for all such excess amounts collected. Transferee shall apply all such excess amounts to the charges owed by Transferee for such items during Transferee's Ownership Period and, if required by the Leases, shall rebate or credit tenants with any remainder. If it is determined subsequent to Closing that the amount collected during Transferors' Ownership Period exceeded expenses incurred during the same period by more than the amount previously credited to Transferee at Closing, then the Transferors shall promptly pay to Transferee the deficiency. If it is determined subsequent to Closing that the amount collected during Transferors' Ownership Period exceeded expenses incurred during the same period by less than the amount previously credited to Transferee at Closing, then Transferee shall promptly pay to the Transferors the overpayment.

                 (iv) Utility Charges. The Transferors shall cause all the utility meters to be read on the Closing Date, and the Transferors shall be responsible for the cost of all utilities used during Transferors' Ownership Period, except to the extent such utility charges are billed to and paid by tenants directly or to the extent Transferee receives a credit for such charges pursuant to Paragraph 9(f)(iii) above.

                  (v) Other Apportionments; Closing Costs. Interest on the Existing Loan, amounts payable under the Assumed Contracts, annual or periodic permit and/or inspection fees (calculated on the basis of the period covered), and liability for other Property operation and maintenance expenses and other recurring costs not otherwise allocated in this Paragraph 9(f) shall be apportioned at Closing to Transferee's and Transferors' Ownership Periods. Transferee shall pay the premium for the Title Policy (including the Endorsements), all transfer taxes, any sales tax on the Personal Property and all escrow fees, provided that Transferee shall be entitled to a credit against the Agreed Amount in an amount equal to all transfer and sales taxes paid by Transferee pursuant to this sentence. The Transferors and Transferee shall each pay fifty percent (50%) of all recording and notary fees. In the event that the Transferors deliver to Transferee a recent ALTA "as built" survey for any Constituent Parcel generally acceptable to Transferee, Transferee shall pay the cost of updating such survey; in the event that the Transferors fail to deliver such survey for such Constituent Parcel, the Transferors and Transferee shall each pay fifty percent (50%) of the cost of preparing an ALTA "as built" survey meeting Transferee's standard survey requirements. All other costs and charges of the escrow not otherwise provided for in this Paragraph 9(f)(v) or elsewhere in this Agreement shall be allocated in accordance with the closing customs for Alameda County, California as conclusively determined by the Title Company.

                 (vi) Real Estate Taxes and Assessments.

                        (1) All delinquent real estate taxes and assessments shall be paid by the Transferors at or before Closing.

                        (2) Non-delinquent real estate taxes and assessments shall be prorated at Closing to Transferee's and Transferors' Ownership Periods using the actual current tax bill, but if such tax bill is not available at Closing, then such proration shall use an estimate calculated to be 102% of the amount of the previous year's tax bill, subject to a post-closing reconciliation using the actual current tax bill when received pursuant to Paragraph 9(f)(viii) below. In the proration(s), Transferee shall be credited with an amount equal to the real estate taxes and assessments applicable to Transferors' Ownership Period, to the extent such amount has not been actually paid by the Transferors (and not tenants); the Transferors shall be credited with an amount equal to the real estate taxes and assessments paid by the Transferors (and not tenants) and applicable to Transferee's Ownership Period.

                        (3) Where the Leases contain tenant obligations for real estate taxes or assessments, the provisions of Paragraph 9(f)(iii) above shall apply, but only with respect to that portion of such taxes or assessments that is paid by the Tenants.

                        (4) If, after Closing, any additional real estate taxes or assessments applicable to Transferors' Ownership Period are levied for any reason, including back assessments, then the Transferors shall pay all such additional amounts, except to the extent the same are actually collected from tenants. If, after Closing, any refund of real estate taxes or assessments applicable to Transferors' Ownership Period are received by Transferee for any reason, including a successful tax appeal, then Transferee shall remit to the Transferors any such refund not owed to tenants, less Transferee's costs of collection.

                (vii) Preliminary Closing Adjustment. Prior to Closing, the Transferors and Transferee shall jointly prepare a preliminary Closing adjustment statement addressing all of the aforesaid apportionments and shall deliver such statement to the Title Company. Such preliminary Closing adjustment statement shall also contain such information as is necessary to enable the Title Company to accurately calculate the number of OP Units to be issued hereunder.

               (viii) Post-Closing Reconciliation. Subject to the provisions of Paragraph 9(f)(vi) above, if any of the aforesaid apportionments cannot be calculated accurately by the Closing Date, then they shall be calculated as soon after the Closing Date as feasible. Either party owing the other party a sum of money based on such subsequent apportionments shall promptly pay said sum to the other party following delivery of a written demand therefor, together with a reasonable explanation and supporting documentation. If payment is not made within ten (10) days after delivery of such demand and information, interest shall accrue thereon at the rate of two percent (2%) over the then applicable publicly announced prime rate of Bank of America, NT&SA per annum or the maximum rate allowed by law, whichever is less (the "Rate"), from the Closing Date to the date of payment. In making the reconciliation's described in this Paragraph 9(f)(viii), each party shall have the right to review the other party's books and records to the extent relevant to a specific apportionment then being reconciled.

                 (ix) Survival. The provisions of this Paragraph 9(f) shall survive the Closing; provided that any demand made pursuant to Paragraph 9(f)(viii) above shall be made prior to the first anniversary of the Closing Date or shall be deemed waived. In no event shall the foregoing one year survival period apply to the provisions of clause (4) of Paragraph 9(f)(vi) above.

         10. Representations and Warranties of Transferor. Subject to Paragraph 18(l) below, each Transferor hereby represents and warrants to and covenants with Transferee as follows, which representations and warranties shall survive the Closing for the period set forth in Paragraph 18(e) below:

              (a) To the Transferors' knowledge, except to the extent set forth on Schedule 4 attached hereto (as such may be supplemented pursuant to the last grammatical paragraph of this Paragraph 10, the "Disclosure Schedule"), there are now, and at the time of Closing will be, no material physical or mechanical defects of the Property, including, without limitation, the structural and load-bearing components of the Property, the roof(s), the parking lot(s), the plumbing, heating, air conditioning and electrical and life safety systems, and, to the Transferors' knowledge, all such items are in good operating condition and repair. Except to the extent set forth on the Disclosure Schedule, no Transferor has received any written notice that any of such items violate any applicable building codes, environmental, zoning and land use laws, or any other applicable local, state and federal laws and regulations (collectively, "Laws"), and, to the Transferors' knowledge (without duty of investigation), all such items are in compliance with all Laws; provided, however, the Transferors shall not be deemed to make any representation or warranty regarding the Americans with Disabilities Act of 1990 or the regulations and interpretations promulgated thereunder or any similar or related state or local laws, ordinances or regulations (the "ADA") other than that no written notice of any violation under the ADA has been received by any Transferor.

              (b) To the Transferors' knowledge, except to the extent set forth on the Disclosure Schedule, the use and operation of the Property now are, and at the time of Closing will be, in compliance with all Laws.

              (c) The annual operating statements and income and expense reports delivered by the Transferors to Transferee are and at the time of Closing will be true, correct and complete copies of such documents, and, except to the extent set forth in the Disclosure Schedule, all monthly and any other periodic operating statements and income and expense reports delivered by the Transferors to Transferee are and at the time of Closing will be true, correct and complete copies of such documents in all material respects. To the Transferors' knowledge, the surveys, mechanical and structural plans and specifications, soil reports, certificates of occupancy, warranties, and all books and records relating to the Property and all contracts or documents delivered to Transferee which are not otherwise described in the immediately preceding sentence are and at the time of Closing will be true and complete copies of such documents.

              (d) The rent roll attached hereto as Exhibit L (the "Rent Roll") is true, correct and complete. The copies of the Leases delivered by the Transferors to Transferee are true, correct and complete copies and contain all of the information pertaining to any contractual rights of any of the Tenants and, to the Transferors' knowledge, any other parties to occupy the Property, including, without limitation, all information regarding any rent concessions, over-standard tenant improvement allowances or other inducements to lease. Except to the extent set forth on the Disclosure Schedule, all of the Leases and Assumed Agreements are in full force and effect, without material default by any party thereunder.

              (e) To the Transferors' knowledge, except to the extent set forth on the Disclosure Schedule, there are no condemnation proceedings, either instituted or planned to be instituted, affecting the Property, nor has any Transferor received notice of any special assessment, environmental, zoning or other land-use regulation proceedings affecting the Property.

              (f) To the Transferors' knowledge, all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of Closing will be installed to the property lines of the Real Property, are and at the time of Closing will be connected pursuant to valid permits, and are and at the time of Closing will be adequate to service the Property and to permit compliance with all Laws.

              (g) To the Transferors' knowledge, except to the extent set forth on the Disclosure Schedule, the Transferors have obtained all licenses, permits, variances, approvals, authorizations, easements and rights of way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the intended use, operation and occupancy of the Property and to insure vehicular and pedestrian ingress to and egress from the Property.

              (h) Except to the extent set forth on the Disclosure Schedule, there is no litigation pending or, to the Transferors' knowledge, threatened against any Transferor that arises out of the ownership of the Property or that might detrimentally affect the value or the use or operation of the Property for its intended purpose or the ability of any Transferor to perform its obligations under this Agreement.

              (i) Each of WTA, T-2, WT-3 and BOPA is a duly organized and validly existing limited partnership in good standing under the laws of the State of California. Lathrop Trust is a duly formed and validly existing trust under the laws of the State of California. This Agreement is, and all documents executed by the Transferors or any OP Recipient which are to be delivered to Transferee at the Closing are or at the time of Closing will be, duly authorized, executed and delivered by such party, are and at the time of Closing will be legal, valid and binding obligations of such party enforceable against such party in accordance with their respective terms, are and at the time of Closing will be sufficient to convey title (if they purport to do so), and do not and at the time of Closing will not violate any provision of any agreement or judicial order to which any Transferor or OP Recipient or the Property is subject. No consent, waiver, approval or authorization is required to be obtained from any person or entity to enable the Transferors to perform their obligations hereunder.

              (j) Except to the extent set forth on the Disclosure Schedule, at the time of Closing there will be no outstanding written or oral contracts made by any Transferor for any improvements to the Property which have not been fully paid for, and the Transferors shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Property prior to the time of Closing, other than obligations being assumed by Transferee at Closing pursuant to Paragraph 5(b) above or Paragraph 16(b) below.

              (k) Neither any Transferor nor any OP Recipient is a "foreign person" within the meaning of Section 1445(f)(3) of the IRC.

              (l) Except as disclosed in any of the materials identified on Exhibit M attached hereto (the "Environmental Document List") or the Disclosure Schedule, to the Transferors' knowledge, neither the Property nor any real estate sharing a common boundary with the Property (but excluding any real property separated from the Property by a public right of way) is in violation of any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Material ("Environmental Laws"). Except as disclosed in any of the materials identified on the Environmental Document List or the Disclosure Schedule, neither any Transferor nor, to the Transferors' knowledge, any third party has used, manufactured, generated, treated, stored, disposed of, or released any Hazardous Material on, under or about the Property or any real estate sharing a common boundary with the Property (but excluding any real property separated from the Property by a public right of way) or transported any Hazardous Material over the Property in violation of any Environmental Laws. Except as disclosed in any of the materials identified on the Environmental Document List or the Disclosure Schedule, neither any Transferor nor, to the Transferors' knowledge, any third party has installed, used or removed any storage tank on, from or in connection with the Property except in full compliance with all Environmental Laws, and, except as disclosed in any of the materials identified on the Environmental Document List or the Disclosure Schedule, to the Transferors' knowledge, there are no storage tanks or wells (whether or not abandoned) located on, under or about the Property. Except as disclosed in any of the materials identified on the Environmental Document List or the Disclosure Schedule, to the Transferors' knowledge, the Property does not consist of any building materials that contain Hazardous Material. For the purposes hereof, "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq.; and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; or any regulation, order, rule or requirement adopted thereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. Sections 3011 et seq.

              (m) To the Transferors' knowledge, the Environmental Document List is a true, and complete listing of (i) all reports, test results, analytical data, boring logs, and other studies undertaken by or at the request of any Transferor and/or in the Transferors' possession or reasonable control with respect to the Property and the environmental conditions thereof, (ii) all written orders, directives and notices of governmental authorities in connection with the environmental condition of the Property in the Transferors' possession or reasonable control, and (iii) all correspondence to and from governmental authorities and environmental consultants with respect to the environmental condition of the Property in the Transferors' possession or reasonable control.

              (n) Except to the extent set forth on the Disclosure Schedule, all alterations, improvements or other work required to have been completed by the Transferors under any Leases, including, without limitation, all alterations, improvements and other work required to prepare space for the initial occupancy of each Tenant under a Lease, has heretofore been completed and paid for in full, other than obligations being assumed by Transferee at Closing pursuant to Paragraph 5(b) above or Paragraph 16(b) below.

              (o) The Transferors are the legal owners of the Property, with full right to convey the same, and, without limiting the generality of the foregoing, Transferor has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property (other than space leasehold interests).

              (p) Neither any Transferor nor, to the Transferors' knowledge, any of the Tenants has either filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors that remains pending, except to the extent set forth on the Disclosure Schedule.

              (q) To the Transferors' knowledge, each parcel constituting a portion of the Real Property has been created by way of a subdivision of land completed in accordance with all applicable laws, rules and regulations.

              (r) To the Transferors' knowledge, except to the extent set forth on the Disclosure Schedule, no portion of the Real Property is located in a wetland area, as defined by Laws, or in a designated or recognized floodplain, flood plain district, flood hazard area or area of similar characterization, and no commercial use of any portion of the Property will violate any requirement of the United States Corps of Engineers or Laws relating to wetland areas.

              (s) Except as disclosed in the Leases, there are no free rent, operating expense abatements, incomplete tenant improvements, rebates, allowances, or other unexpired concessions or any termination, extension, cancellation or expansion rights under any existing or pending Leases. Except with respect to those matters specifically identified on Schedule 5 attached hereto, the Transferors have paid in full all of landlord's leasing costs or obligations, including, without limitation, any costs incurred by the Transferors in connection with any tenant improvements, with respect to all Leases entered into prior to the Effective Date.

              (t) Except to the extent set forth on the Disclosure Schedule, to the Transferors' knowledge, none of the Tenants has indicated to any Transferor either orally or in writing its intent to terminate its respective Lease prior to expiration of the respective term of such Lease.

              (u) Except with respect to those matters specifically identified on Schedule 5 attached hereto, no brokerage or similar fee is due and unpaid by any Transferor with respect to any Lease executed prior to the Effective Date. Except with respect to those matters specifically identified on Schedule 5 attached hereto, no brokerage or similar fee shall be due or payable on account of the exercise of, without limitation, any renewal, extension or expansion options arising under any Lease executed prior to the Effective Date.

         As used herein, the term "to the Transferors' knowledge" or words of similar import shall mean only the actual knowledge of (i) Lathrop, (ii) Sandra Hyde, (iii) Thomas Lathrop, (iv) Robert Goldsmith, (v) Steve Lathrop, (vi) Chris White or (vii) Ernie Hughes (the "Knowledge Individuals"), together with the knowledge that could be learned or obtained from a review by any of the Knowledge Individuals of the files and other materials relating to the Property that are in the possession or reasonable control of the Knowledge Individuals.

         Notwithstanding anything to the contrary provided in this Agreement, the Transferors shall not be liable for the breach of any of their representations and warranties set forth herein or in any landlord estoppel certificate delivered to Transferee pursuant to Paragraph 6(b) above if Transferee had actual knowledge, without duty of investigation, of such breach on or prior to the Closing Date and Transferee nevertheless elects to close hereunder, and Transferee waives any and all rights against the Transferors with respect to such actually known matters. For the purposes of the immediately preceding sentence, Transferee's "actual knowledge" shall be deemed to include only the actual knowledge of Warren E. Spieker, Jr., Peter H. Schnugg, John Winther and Stuart Rothstein.

         Notwithstanding anything to the contrary provided herein, the Transferors shall have the right, at any time prior to the tenth (10th) date after the Effective Date, to deliver to Transferee a replacement Disclosure Schedule for the Disclosure Schedule attached hereto as Schedule 4 (as well as a replacement Schedule 5 and replacement Exhibits L and M for those attached to this Agreement), which replacement Schedules and Exhibits shall be substituted for all purposes in the place of such Schedules and Exhibits attached hereto and which Schedules and Exhibits may include information supplemental to that included on the Schedules and Exhibits that are attached to this Agreement, other than information that is within the actual knowledge, without investigation, of Lathrop or Sandra Hyde as of the Effective Date.

         11. Representations and Warranties of Transferee. Transferee and the REIT each hereby represents and warrants to the Transferors as follows, which representations and warranties shall survive the Closing for the period set forth in Paragraph 18(e) below:

              (a) Transferee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California. This Agreement is, and all documents executed by Transferee which are to be delivered to the Transferors at the Closing are or at the time of Closing will be, duly authorized, executed and delivered by Transferee and are or at the Closing will be legal, valid and binding obligations of Transferee, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Transferee is subject.

              (b) The REIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is qualified to do business in good standing under the laws of the State of California. This Agreement is, and all documents executed by the REIT which are to be delivered to the Transferors at the Closing are or at the time of Closing will be, duly authorized, executed and delivered by the REIT and are or at the Closing will be legal, valid and binding obligations of the REIT, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which the REIT is subject.

              (c) The REIT has complied in all material respects with all disclosure and reporting requirements under the federal securities laws, including, without limitation, filing all reports, schedules, forms, statements and other documents required to be filed by the REIT with the Securities and Exchange Commission pursuant to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, except to the extent that such non-compliance could not reasonably be anticipated to have any material adverse effect on the price of the Common Stock.

         Notwithstanding anything to the contrary provided in this Agreement, Transferee shall not be liable for the breach of any of its representations and warranties set forth herein if any of the Knowledge Individuals had actual knowledge, without duty of investigation, of such breach on or prior to the Closing Date and the Transferors nevertheless elect to close hereunder, and each Transferor waives any and all rights against Transferee with respect to such actually known matters.

         12. Indemnification.

              (a) Subject to the provisions of Paragraphs 18(e) and (l) below, each Lathrop Indemnitor (as defined below) hereby agrees to indemnify Transferee and, with counsel of the defendant party's choice, defend and hold Transferee and the REIT harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including reasonable attorneys' fees and costs, resulting from any misrepresentation or breach of warranty made by any of the Transferors in this Agreement or in any document, certificate, or exhibit given or delivered to Transferee or the REIT pursuant to or in connection with this Agreement. Subject to the provisions of Paragraph 18(e) below, Transferee hereby agrees to indemnify the Transferors and, with counsel of the defendant party's choice, defend and hold the Transferors harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including reasonable attorneys' fees and costs, resulting from any misrepresentation or breach of warranty made by Transferee in this Agreement or in any document, certificate, or exhibit given or delivered to the Transferors pursuant to or in connection with this Agreement. At least ten
(10) days prior to the Closing Date, the Transferors shall designate one or more OP Recipients that will own as of the Closing Date OP Units having a value in the aggregate (calculated in the manner set forth in Paragraph 2(d) above) of at least $17,500,000 as of the Closing Date to assume the indemnity obligations set forth in the first sentence of this Paragraph 12(a), and each such designated OP Recipient is referred to herein as a "Lathrop Indemnitor." Promptly following such designation, each Lathrop Indemnitor shall execute an agreement in form reasonably acceptable to Transferee acknowledging that such Lathrop Indemnitor is bound by all provisions hereof applicable to any Lathrop Indemnitor.

              (b) Each Lathrop Indemnitor hereby agrees to indemnify Transferee and, with counsel of the defendant party's choice, defend and hold Transferee harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys' fees, arising out of or resulting from any act or omission of the Transferors or any of their affiliates or their respective agents, representatives, employees, contractors, officers, directors or trustees prior to the Closing Date that arises out of or in connection with the Transferors' or their affiliates' ownership, use or operation of the Property, including, but not limited to, any obligations or liabilities arising out of or in connection with the Leases.

              (c) Transferee agrees to indemnify the Transferors and, with counsel of the defendant party's choice, defend and hold the Transferors harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, attorneys' fees, arising out of or resulting from any act or omission of Transferee after the Closing Date that arises out of or in connection with Transferee's ownership, use or operation of the Property, including, but not limited to, any obligations or liabilities arising out of or in connection with the Leases.

              (d) At the Closing, each Lathrop Indemnitor shall grant to Transferee a lien upon and continuing security interest in such Lathrop Indemnitor's OP Units and all of such Lathrop Indemnitor's right, title and interest as a partner in Transferee, together with any and all Common Stock acquired by such Lathrop Indemnitor upon conversion of such OP Units pursuant to the terms of the OP Agreement (collectively, the "Collateral"), which shall be security for the indemnification obligations of such Lathrop Indemnitor set forth in Paragraphs 12(a) and (b) above. Notwithstanding the foregoing, in the event that the Lathrop Indemnitors receive pursuant to the terms hereof OP Units having a value in the aggregate (calculated in the manner set forth in Paragraph 2(d) above) greater than $17,500,000 as of the Closing Date, the lien and security interest described in the first sentence of this Paragraph 12(d) shall attach only to such number of OP Units as have a value of $17,500,000 as of the Closing Date, and any OP Units received by the Lathrop Indemnitors in excess of such figure (such OP Units, and the holder's right, title and interest as a partner in Transferee appurtenant to such OP Units, being referred to herein as "Excess Units"), as well as any Common Stock acquired upon conversion of any Excess Units, shall be free of such lien and security interest and shall not be included within the definition of the term "Collateral." Any transfer by a Lathrop Indemnitor of its OP Units (other than Excess Units) or Common Stock acquired by such Lathrop Indemnitor upon conversion or any proceeds thereof shall be subject to such lien and security interest. At Closing, each Lathrop Indemnitor agrees to execute a security agreement in the form of Exhibit N attached hereto (the "Security Agreement"), together with one or more UCC-1 financing statements (collectively, the "UCC-1 Financing Statement"). Notwithstanding anything to the contrary provided herein or in the Security Agreement, the sole recourse of the Transferee with respect to each Lathrop Indemnitor's indemnity obligations set forth in Paragraphs 12(a) and (b) above shall be against the Collateral and neither any Lathrop Indemnitor nor any other Transferor shall have any personal liability with respect thereto. The parties hereto acknowledge that the Security Agreement provides, subject to the terms and conditions set forth therein, that the lien on fifty percent (50%) of the Collateral shall be released 18 months after the Closing Date and that the lien on all remaining Collateral shall be released on the third (3rd) anniversary of the Closing Date.

              (e) In the event that Transferee asserts that any Lathrop Indemnitor has an indemnification obligation to Transferee pursuant to this Paragraph 12, Transferee shall deliver written notice (the "Indemnification Notice") to each Lathrop Indemnitor describing in reasonable detail the circumstances giving rise to such obligation and the amount thereof. Except to the extent otherwise agreed by such parties in writing, in the event that each Lathrop Indemnitor fails to deliver written notice to Transferee within thirty
(30) days after its receipt of an Indemnification Notice indicating that such Lathrop Indemnitor agrees with the circumstances giving rise to and the amount of such claimed indemnification obligation, the Transferee shall have the right to commence legal action to establish its rights with respect to such indemnity obligation.

              (f) In the event that (i) each Lathrop Indemnitor delivers written notice to Transferee within thirty (30) days after its receipt of an Indemnification Notice unequivocally stating that such Lathrop Indemnitor agrees with the circumstances giving rise to and the amount of such claimed indemnification obligation or (ii) such Lathrop Indemnitor has an indemnification obligation to Transferee under this Paragraph 12 as determined by final judgment in the legal action commenced by Transferee pursuant to Paragraph 12(e) above, and if such Lathrop Indemnitor does not satisfy such obligation within ten (10) days after the final judgment rendered in such action, then, in either event, Transferee shall, to the extent permitted by law, be deemed, to be fully entitled to such indemnification as claimed. As to such Lathrop Indemnitor, Transferee, without the payment of any further consideration or the taking of any further action required by such Lathrop Indemnitor, shall be deemed to have acquired from such Lathrop Indemnitor such portion of the Collateral as shall be equal in value, based on the Common Stock Value (as such term is defined in the Partnership Agreement of Transferee), to the amount of such indemnification obligation. In the event that Transferee shall have acquired from any Lathrop Indemnitor any Collateral pursuant to this Paragraph 12(f), Transferee shall deliver written notice to such Lathrop Indemnitor within ten (10) days thereafter identifying the specific Collateral acquired and, if such Collateral consists of OP Units, the number of OP Units held by such Lathrop Indemnitor following such acquisition. Each Lathrop Indemnitor hereby agrees to execute such documents as may be reasonably requested by Transferee to evidence the transfer of such Collateral to Transferee.

              (g) The provisions of this Paragraph 12 shall survive the Closing.

         13. Risk of Loss.

              (a) If any of the Property is damaged or destroyed prior to the Closing Date, and such damage or destruction would cost less than Five Hundred Thousand Dollars ($500,000) to repair or restore, then this Agreement shall remain in full force and effect and Transferee shall acquire the Property upon the terms and conditions set forth herein. In such event, Transferee shall receive a credit against the Agreed Amount equal to any deductible under the Transferors' property damage insurance policy and uninsured amounts (but in no event in excess of $500,000), and the Transferors shall assign to Transferee all of the Transferors' right, title and interest in and to all proceeds of insurance other than loss of rent proceeds attributable to the period prior to Closing on account of such damage or destruction. If any of the Property is damaged or destroyed prior to the Closing, and the cost of repair would exceed Five Hundred Thousand Dollars ($500,000), or condemnation proceedings are commenced with respect to any material portion of the Property or could reasonably be anticipated to have any material adverse effect upon the Property, then, Transferee shall have the right, at its election, either to terminate this Agreement or to not terminate this Agreement and acquire the Property. Transferee shall have ten (10) days after the Transferors notifies Transferee in writing that an event described in the immediately preceding sentence has occurred to make such election by delivery to the Transferors of an election notice (the "Election Notice"). Transferee's failure to deliver the Election Notice within such ten (10) day period shall be deemed an election to terminate this Agreement. If this Agreement is terminated by delivery of notice of termination to the Transferors, then Transferee and the Transferors shall each be released from all obligations hereunder, except as otherwise expressly provided to the contrary herein. If Transferee continues this Agreement, Transferee shall receive a credit against the Agreed Amount equal to any deductible under the Transferors' property damage insurance policy and any uninsured amounts (but in no event in excess of $500,000, without the consent of the Transferors in their sole and absolute discretion), and the Transferors shall assign to Transferee all of the Transferors' right, title and interest in and to all insurance proceeds (other than any loss of rent proceeds attributable to the period prior to the Closing, which shall remain the property of the Transferors) or condemnation awards on account of such damage, destruction or taking, and Transferee shall accept the Property as damaged or destroyed, or condemned, as the case may be, and the Closing shall occur on the terms and conditions contained in this Agreement. As used in this Paragraph 13, the cost to repair or restore shall include the cost of lost rental revenue, including additional rent and base rent, occurring after the Closing, if any.

              (b) Notwithstanding the provisions of Paragraph 13(a) above, in the event that Transferee delivers the Extension Notice and places in escrow the Extension Deposit as provided in Paragraph 9(b) below, during the period following the Scheduled Closing Date, Transferee shall be entitled to terminate this Agreement pursuant to Paragraph 13(a) above only if (i) any portion of the Property is damaged or destroyed prior to the Extended Closing Date and such damage or destruction would cost more than Two Million Five Hundred Thousand Dollars ($2,500,000) to repair or restore, (ii) any portion of the Property is damaged or destroyed prior to the Extended Closing Date and the cost or repairing such damage or destruction that is not covered by insurance proceeds would exceed One Million Dollars ($1,000,000), or (iii) condemnation proceedings are commenced with respect to a portion of the Property and the value of the portion of the Property that is subject to such proceedings exceeds $1,000,000. In the event that Transferee does not have the right to terminate this Agreement pursuant to this Paragraph 13(b) or Transferee elects not to terminate this Agreement under the circumstances described in this Paragraph 13(b), the provisions of Paragraph 13(a) above regarding continuation of this Agreement shall be applicable.

         14. Possession. Possession of the Property shall be delivered to Transferee on the Closing Date subject to the rights of Tenants under the Leases, provided, however, that prior to the Closing Date the Transferors shall afford authorized representatives of Transferee reasonable access to the Property for purposes of conducting an audit of the Transferors' financial and operating statements and satisfying Transferee with respect to the representations, warranties and covenants of the Transferors contained herein and with respect to the satisfaction of any Diligence Period Condition or any Transferee Condition Precedent. Transferee hereby agrees to indemnify and hold the Transferors harmless from any damage or injury to persons or property (including the Property) caused by Transferee or its representatives during their entry and investigations prior to the Closing and agrees to keep the Property free of any claims liens or claims by mechanics or materialmen engaged in Transferee's due diligence activities. If this Agreement is terminated, Transferee shall repair the damage caused by Transferee's entry and investigations, provided the foregoing shall not require Transferee to repair or remediate any conditions that are discovered by Transferee as opposed to being first caused by Transferee. The foregoing indemnity shall survive the termination of this Agreement or the Closing, as applicable.

         15. Covenants of the Transferors. Between the Transferors' execution of this Agreement and the Closing, the Transferors shall maintain the Property in good order, condition and repair (subject to the provisions of Paragraph 13 above), shall perform all work required to be performed by the landlord under the terms of any Lease, and shall make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in the same manner as before the making of this Agreement, as if the Transferors were retaining the Property. The Transferors shall promptly notify Transferee of any condemnation, environmental, zoning or other land-use regulation proceedings of which any Transferor becomes aware, as well as any violations of any Laws relating to the Property of which any Transferor becomes aware and any litigation of which any Transferor becomes aware that arises out of the ownership of the Property or that might detrimentally affect the value or the use or operation of the Property or the ability of the Transferors to perform their obligations hereunder. The Transferors shall not knowingly commit or permit to occur any action which will result in a violation of any Laws between the date hereof and the Closing. Through the Closing Date, the Transferors shall maintain or cause to be maintained, at the Transferors' sole cost and expense, the Transferors' existing policy or policies of insurance. In the event that any Transferor discovers, without duty of investigation, prior to the Closing Date, that, as a result of changed circumstances, any statement contained in any tenant estoppel certificate delivered to Transferee pursuant to Paragraph 6(b) is no longer true in any material respect, such Transferor shall inform Transferee of such circumstances promptly after such discovery.

         16. Transferee's Consent to New Contracts And Leases.

              (a) The Transferors shall not, after the date of the Transferors' execution of this Agreement, enter into any Lease or contract, or any amendment thereof, or permit any Tenant to enter into any sublease, assignment or agreement pertaining to the Property, or waive any rights of any Transferor under any contract or Lease, without in each case obtaining Transferee's prior written consent thereto, which consent in the case of any Lease shall include approval of the financial condition of the proposed tenant, the configuration of the space to be leased, and the terms of such Lease (including, without limitation, the rent and any concessions provided under such proposed Lease), and which consent shall not be unreasonably withheld or delayed by Transferee. Notwithstanding the foregoing, the Transferors shall be entitled, without the consent of Transferee, to enter into, amend or otherwise deal with Service Contracts that are not Assumed Contracts in the ordinary course of business that are terminable on not more than thirty (30) days' prior notice and which shall not be binding on Transferee after the Closing Date. The Transferors shall deliver to Transferee, together with any request for approval of a new Lease, a copy of the proposed Lease, a description of the proposed Tenant and its proposed use of the premises and whatever financial information on the proposed Tenant the Transferors have received, as well as any additional information reasonably requested by Transferee (including, without limitation, if applicable, an environmental questionnaire).

              (b) Except to the extent expressly provided to the contrary herein, with respect to any new Lease or Lease extension or expansion entered into by the Transferors between the date of this Agreement and the Closing Date and approved by Transferee pursuant to the terms of this Agreement, the leasing commissions and tenant improvement costs incurred in connection with such new Lease or extension or expansion shall be prorated between the Transferors and Transferee based on the number of months (or fractional months) in such new Lease or extension or expansion that are prior to the Closing Date and the number of such months (or fractional months) that are after the Closing Date.

              (c) If, prior to Closing, General Electric Capital Corporation ("GECC") executes a binding agreement to extend the term of that certain Lease dated January 1, 1992 between WT-3 and GECC and covering approximately 42,869 rentable square feet in the Tower Three Property, the Agreed Amount shall be increased by the sum of One Million Dollars ($1,000,000.00), provided that (i) the term of the GECC Lease is extended for a period of five (5) years or more,
(ii) the initial base rental for the extension term is $2.05 per square foot or more, (iii) the base rent during any additional extension options (beyond those currently provided in such Lease) granted to GECC shall be equal to the greater of (A) the prior year's rent and (B) 100% of fair market rental, and (iv) any other material terms and conditions that differ from those set forth in the GECC Lease, as well as the form and substance of such binding agreement, are approved by Transferee in its good faith discretion. In the event that Transferee approves such Lease extension and the Agreed Amount is increased pursuant to this Paragraph 16(c), the Transferors shall be responsible for all leasing commissions and tenant improvement costs incurred in connection with obtaining such Lease extension (notwithstanding anything to the contrary provided herein (including Paragraph 16(b) above)).

         17. Cooperation. The Transferors shall cooperate and do all acts as may be reasonably required or requested by Transferee with regard to the fulfillment of any Diligence Period Condition or Transferee Condition Precedent, including execution of any documents, applications or permits. Each Transferor hereby irrevocably authorizes Transferee and its agents to make all inquiries with, and applications to, any third party, including any governmental authority, as Transferee may reasonably require to complete its due diligence. Transferee agrees to provide to the Transferors within a reasonable period after request all public information available regarding the Transferee and the REIT as well as all other information reasonably requested by the Transferors relevant to the Transferors' evaluation of the transactions contemplated by this Agreement.

         18. Miscellaneous.

              (a) Notices. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery; (ii) one (1) day after being deposited with Federal Express or another reliable overnight courier service or (iii) transmission by facsimile telecopy during the recipient's normal business hours as evidenced by a regular machine-printed confirmation of such transmission, and addressed as follows:

               If to any of
           the Transferors: c/o F.P. Lathrop
                            2000 Powell Street, Suite 1600
                            Emeryville, California 94608
                            Fax: (510) 547-2348

            With a copy to: Crosby, Heafey, Roach & May
                            1999 Harrison Street
                            Oakland, California 94612
                            Attention:  Charles H. Seaman
                            Fax: (510) 273-8832

          If to Transferee: Spieker Properties, L.P.
                            4900 Hopyard Road, Suite 120
                            Pleasanton, California 94588
                            Att'n: John Winther
                            Fax No.: (510) 463-1755

            With a copy to: Orrick, Herrington & Sutcliffe
                            Old Federal Reserve Bank Building
                            400 Sansome Street
                            San Francisco, California 94111-3143
                            Att'n: David S. Fries, Esq.
                            Fax No.: (415) 773-5759

or such other address as either party may from time to time specify in writing to the other.

              (b) Brokers and Finders. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the transaction contemplated herein, except for Western Capital Advisors ("Broker"), whose commission shall be paid by Transferee at the Closing through escrow in the event, but only in the event, that the Closing occurs hereunder. Notwithstanding the foregoing, in no event shall Transferee be obligated to pay a commission to Broker pursuant to this Paragraph 18(b) in an amount greater than $1,400,000 (the "Commission Limit"). Transferee shall be entitled to a credit against the Agreed Amount in an amount equal to the amount of the commission paid by Transferee to Broker pursuant to the provisions of this Paragraph 18(b). The Transferors shall deliver to Transferee as soon as reasonably possible after the Effective Date a separate agreement executed by Broker pursuant to which Broker acknowledges and agrees that no commission shall be payable by Transferee to Broker in the event that the Closing fails to occur for any reason whatsoever, including, without limitation, a default by Transferee hereunder, and that Transferee's obligation to Broker in the event that the Closing occurs shall be limited to the Commission Limit. The Transferors agree to indemnify, defend and hold harmless Transferee against and from any liability, damage, cost and expense, including without limitation attorneys' fees, arising out of or resulting from any claim or demand by Broker for a commission or any other compensation in connection with the transaction contemplated by this Agreement (i) in the event that the Closing fails to occur for any reason whatsoever, including, without limitation, a default by Transferee hereunder, and (ii) in excess of the Commission Limit, in the event that the Closing occurs. Transferee covenants and agrees that its payment of such commission to Broker is properly allocable to capital expenditures with respect to the Real Property and that Transferee shall capitalize such payment for all purposes, including federal and state income tax purposes. In the event that any other broker or finder makes a claim for a commission or finder's fee based upon any contact, dealings or communication, the party whose conduct is the basis for the broker or finder making its claim shall indemnify, defend and hold harmless the other party against and from any commission, fee, liability, damage, cost and expense, including without limitation attorneys' fees, arising out of or resulting from any such claim. The provisions of this paragraph shall survive the Closing or, to the extent applicable, the termination of this Agreement.

              (c) Successors and Assigns.

                   (i) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns, provided that no party shall have the right to assign any of its rights hereunder without the prior written consent of all other parties, which consent may be given or withheld in each of the party's sole and absolute discretion. Notwithstanding the foregoing, Transferee shall have the right, upon notice to the Transferors, to cause title to one or more of the Constituent Parcels to be vested at Closing in a title holding entity wholly owned by Transferee and/or the REIT, provided that such shall not in any manner have any adverse tax effects upon any Transferor or release Transferee or the REIT from any liability hereunder.

                   (ii) Notwithstanding anything to the contrary provided herein, the parties hereto acknowledge and agree that the Trustees and Lathrop shall have the right to contribute all of Lathrop Trust's and Lathrop's right, title and interest in and to the Restaurant Property, the Christie Property, the Shellmound Property and BOPA to a newly formed partnership ("New Partnership"), the general partner of which shall be the Trustees, in which event, (A) the New Partnership shall be substituted in the place of the Trustees and Lathrop Trust (acting through the Trustees) for all purposes hereunder, including, without limitation, in the place of Lathrop Trust (acting through the Trustees) under Paragraph 18(l) below, (B) the New Partnership shall be deemed a Partnership Transferor hereunder, and (C) the New Partnership shall execute an agreement in form reasonably acceptable to Transferee assuming all of the Trustees' and Lathrop Trust's (acting through the Trustees) obligations hereunder and agreeing to be bound by the provisions hereof.

              (d) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by the Transferors and Transferee.

              (e) Continuation and Survival of Representations and Warranties, Etc. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement (including, without limitation, any representations and warranties contained in the Deeds, the Bills of Sale, the Assignments of Leases, the Intangible Assignments and any Closing certificates) are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and, together with all indemnities made by the respective parties contained herein or made in writing pursuant to this Agreement (including, without limitation, any representations and warranties contained in the Deed, the Deeds, the Bills of Sale, the Assignments of Leases, the Intangible Assignments and any Closing certificates) shall survive the execution and delivery of this Agreement and the Closing for a period of three (3) years, or, to the extent expressly provided herein, beyond any termination of this Agreement. The Transferors' representations and warranties set forth in any landlord estoppel certificate delivered pursuant to Paragraph 6(b) above shall survive the Closing for the periods of time set forth in said Paragraph 6(b).

              (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

              (g) Merger of Prior Agreements. This Agreement and the schedules and exhibits hereto constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

              (h) Enforcement. If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, or if any dispute arises or any claim is brought under Paragraph 12(e) above, then the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs or costs of arbitration and reasonable attorneys' fees and costs. Any such attorneys' fees and other reasonable expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. The provisions of this Paragraph 18(h) shall survive the termination of this Agreement.

              (i) Time of the Essence. Time is of the essence of this Agreement.

              (j) Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

              (k) Marketing. During the term of this Agreement, the Transferors shall not market the Property, offer the Property for sale or transfer to or enter into any contract for the sale or transfer of the Property with any other prospective transferees or purchasers.

              (l) Joint and Several. Other than with respect to Lathrop Trust (acting through the Trustees), which shall be joint and severally liable with all of the other Transferors for all of the other Transferors' obligations hereunder, the obligations of the Transferors hereunder shall be several and not joint and each Transferor shall only be responsible for all those covenants, agreements, representations, warranties and indemnities made by the Transferors hereunder to the extent within the control of such Transferor or to the extent applicable to either such Transferor or the Constituent Parcels owned by such Transferor. Nothing contained in the previous sentence shall limit Transferee's right to terminate this Agreement pursuant to the terms hereof in the event of a default by any of the Transferors. The parties further agree that any default by either Transferee or the REIT hereunder shall be deemed a default of both Transferee and the REIT.

              (m) Confidentiality. Each party hereto hereby agrees to maintain in confidence, and not to disclose to any third party, the information contained in this Agreement or pertaining to the transaction contemplated hereby and the information and data furnished or made available by the Transferors to Transferee, its agents and representatives in connection with Transferee's investigation of the Property and the transactions contemplated by the Agreement for so long as such information is not publicly known (other than through a party's breach of this Paragraph 18(m)); provided, however, that each party, its agents and representatives may disclose such information and data (a) to such party's accountants, attorneys, prospective lenders, investment bankers, accountants, underwriters, ratings agencies, directors, partners, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively "Representatives") to the extent that such Representatives reasonably need to know (in such party's reasonable discretion) such information and data in order to assist, and perform services on behalf of, such party, and to the extent such Representatives are informed of and agree to be bound by the provisions of this Paragraph 18(m); (b) to the extent required by any applicable statute, law, regulation or governmental authority, including, but not limited to, the United States Securities and Exchange Commission ("SEC"); (c) to the extent such disclosure is required or appropriate in connection with Transferee's or any of its affiliates preparation of a registration statement for filing with the SEC or any prospectus prepared and/or circulated pursuant thereto or any other securities offerings or filings undertaken pursuant thereto or subsequent thereto; and (d) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement. Without limiting any obligation on Transferee imposed by applicable securities laws, Transferee shall use good faith efforts to consult with and seek the consent of Lathrop prior to issuing any press release or making any other public disclosure regarding the entering into of this Agreement or, if the context requires, the termination of this Agreement. The provisions of this Paragraph 18(m) shall survive termination of this Agreement.

              (n) Tax Consequences. Each Transferor acknowledges and agrees that he or it has relied fully upon the advice of its own legal counsel and/or accountant in determining the tax consequences of this Agreement and the transactions contemplated hereby and not upon any representations or advice by Transferee, the REIT or any officer, director, employee, shareholder, representative or agent thereof. Each Transferor acknowledges and agrees that Transferee has recommended that the Transferors retain legal counsel and tax experts to advise the Transferors on the tax consequences of the transactions described herein, including, without limitation, the consequences of the Transferors' receipt of OP Units.

              (o) SEC Compliance. If it becomes reasonably necessary to do so in order to comply with applicable securities laws or the rules or regulations of the SEC, for a period of four (4) years after the Closing Date, Transferee and Transferee's agents shall have the right to inspect and to obtain copies of the Transferors' books and records supporting the operation of the Property for the period of three (3) full calendar years preceding the calendar year which includes the Closing Date. Transferee shall give reasonable prior notice to the Transferors when Transferee wishes to exercise its right to inspect such books and records. Such inspection shall take place at the office of the Transferors during normal business hours on a date and at a time reasonably convenient to the Transferors and Transferee. The provisions of this Paragraph 18(o) shall survive the Closing.

         19. Reimbursement Agreement. At the Closing, each OP Recipient shall have the right to elect to execute a reimbursement agreement in the form of Exhibit Q attached hereto ("Reimbursement Agreement") pursuant to which such OP Recipient shall agree to reimburse the REIT for a portion of any losses incurred by the REIT pursuant to those certain guarantees referenced in the Reimbursement Agreement up to a maximum amount reasonably designated by such OP Recipient and approved by the Transferee in its good faith discretion. Notwithstanding the foregoing, in the event that the Transferee fails to approve the maximum amounts reasonably designated by each such OP Recipient, the Transferors shall have the right to terminate this Agreement as provided in Paragraph 7 above.

         20. Tax Deferred Exchange. It is presently contemplated that both Transferee and each Transferor may desire to effectuate a tax-deferred exchange (also known as a "1031" exchange) (individually an "Exchange" and collectively the "Exchanges") in connection with the transaction described herein. As used herein, the term "Exchange Party" shall mean the party hereto desiring to effect an Exchange, and the term "Accommodator" shall mean the other party. It is acknowledged that each of the parties may be both an Exchange Party and an Accommodator. Each party hereby agrees to cooperate with the other party in connection with the Exchange contemplated by the other party, provided that:

              (a) All documents executed by the Accommodator in connection with the Exchange shall be subject to the prior reasonable approval of the Accommodator and shall recognize that the Accommodator is acting solely as an accommodating party to such Exchange, shall have no liability with respect thereto, and is making no representation or warranty that the transactions qualify as a tax-free exchange under Section 1031 of the Federal Code or any applicable state or local laws and shall have no liability whatsoever if any such transactions fails to so qualify.

              (b) Such Exchange shall not result in the Accommodator incurring any additional costs or liabilities.

              (c) The Accommodator shall be reasonably satisfied that the Exchange will not result in any increased risks or any adverse tax consequences to the Accommodator.

              (d) In no event shall the Accommodator be obligated to acquire any property or otherwise be obligated to take title, or appear in the records of title, to any property in connection with such Exchange.

              (e) In no event shall the Exchange Party's consummation of such Exchange constitute a condition precedent to the Exchange Party's obligations under this Agreement, and the Exchange Party's failure or inability to consummate such Exchange shall not be deemed to excuse or release the Exchange Party from its obligations under this Agreement.

         21. Post-Closing Restriction on Transfer. Transferee covenants and agrees that it shall not sell, transfer or otherwise dispose of all or any part of the Tower One Property, the Tower Two Property, or the Tower Three Property (constituting real property) on or before the earliest of (i) the fifth (5th) anniversary of the Closing, (ii) the date of death of Lathrop or (iii) the date of death of Marcia Fay Lathrop, without the consent of Lathrop (which consent Lathrop may grant or withheld in his sole and absolute discretion), if such sale, transfer or other disposition would cause gain to be recognized by any OP Recipient. Transferee covenants and agrees that it shall not sell, transfer or otherwise dispose of all or any part of the Baybridge Office Plaza Property (constituting real property) on or before the third (3rd) anniversary of the Closing, without the consent of Lathrop, if such sale, transfer or other disposition would cause gain to be recognized by any OP Recipient. Transferee covenants and agrees that it shall not sell, transfer or otherwise dispose of all or any part of the Christie Property, the Shellmound Property, or the Restaurant Property on or before the earliest of (i) the third (3rd) anniversary of the Closing, (ii) the date of death of Lathrop or (iii) the date of death of Mrs. F.P. Lathrop, without the consent of Lathrop, if such sale, transfer or other disposition would cause gain to be recognized by any OP Recipient. Capitalized terms used in this Paragraph 21 and not otherwise defined in this Agreement shall have the meanings set forth on Schedule 1 attached hereto.

         22. Lathrop Lease Extension. At the Closing, Transferee, at the option of Lathrop, shall enter into an amendment to that certain Lease dated April 1, 1985 between WT-3 and F.P. Lathrop Properties ("Lathrop Properties"), as amended, covering certain space located in the Tower Three Property (the "Lathrop Leased Premises"), which amendment (i) shall extend the term of such Lease for a period of six (6) years, (ii) shall permit Lathrop Properties to continue to use the two premium parking spaces currently used by Lathrop Properties throughout the term of such Lease (as so extended), (iii) shall provide that base rent shall be adjusted to equal the fair market rental at the beginning of the extension term (including market escalation provisions), (iv) shall provide that such Lease shall be terminable by either party on thirty (30) days notice following the death of Lathrop, (v) shall provide that Lathrop Properties shall have the right, at any time prior to the first (1st) anniversary of the Closing Date, to terminate such Lease upon the giving of six
(6) months' prior notice to Transferee, and (vi) shall provide that Transferee shall have the right to recapture any portion of the Lathrop Leased Premises that Lathrop Properties attempts to assign or sublet after the Closing (other than an assignment or subletting to an affiliate of Lathrop). In the event that Lathrop exercises the option provided in this Paragraph

22, Lathrop shall endeavor to provide a draft of the amendment to Transferee for its review and approval in sufficient time prior to the Closing Date to permit the execution of such amendment at the Closing.

         23. Return of Documents. In the event that this Agreement terminates, Transferee agrees to promptly return to the Transferors any documents received from the Transferors regarding the Property, and to deliver to the Transferors copies of all non-privileged or confidential reports, surveys and other document generated or received by Transferee from persons other than the Transferors (excluding, in all cases, documents generated by the Transferee's counsel), provided, however, if this Agreement terminates as a result of a default by any Transferor hereunder, Transferee's obligation to deliver such third-party documents to the Transferors shall be conditioned upon the Transferors reimbursing Transferee for the cost thereof. Transferee's obligations set forth in this Paragraph 23 shall survive the termination of this Agreement. All of such documents delivered to the Transferors by Transferee hereunder shall be delivered without representation or warranty whatsoever.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    WATERGATE TOWER ASSOCIATES,
                                    a California limited partnership


                                    By:_________________________________________
                                                   F.P. Lathrop
                                                 General Partner


                                    TOWER II,
                                    a California limited partnership


                                    By:_________________________________________
                                                   F.P. Lathrop
                                                 General Partner


                                    WATERGATE TOWER III ASSOCIATES,
                                    a California limited partnership


                                    By:_________________________________________
                                                   F.P. Lathrop
                                                 General Partner

                                    BAYBRIDGE OFFICE PLAZA ASSOCIATES,
                                    a California limited partnership


                                    By:_________________________________________
                                                   F.P. Lathrop
                                                 General Partner


                                    ____________________________________________
                                                  F.P. LATHROP,
                                         as Trustee of The Lathrop Trust


                                    ____________________________________________
                                               MARCIA FAY LATHROP,
                                         as Trustee of The Lathrop Trust


                                    ____________________________________________
                                                 SANDRA L. HYDE,
                                         as Trustee of The Lathrop Trust


                                    ____________________________________________
                                                   F.P. LATHROP


                                    SPIEKER PROPERTIES, L.P.,
                                    a California limited partnership

                                    By: Spieker Properties, Inc.,
                                          a Maryland corporation
                                          Its General Partner


                                          By____________________________________

                                          Its___________________________________


                                    SPIEKER PROPERTIES, INC.,
                                    a Maryland corporation

                                       By:______________________________________

                                       Its:_____________________________________

                         List of Schedules and Exhibits



Exhibit A --      Description of Real Property
Exhibit B --      Description of Personal Property
Exhibit C --      Allocation of Agreed Amount
Exhibit D --      Form of Grant Deed
Exhibit E --      Form of Bill of Sale
Exhibit F --      Form of Assignment of Intangible Property
Exhibit G --      Form of Assignment of Leases
Exhibit H --      Form of Registration Rights/Lock-Up Agreement
Exhibit I --      Form of Subscription Agreement
Exhibit J --      Form of OP Amendment
Exhibit K --      Form of Transferors' Counsel's Opinion
Exhibit L --      Rent Roll
Exhibit M --      Environmental Document List
Exhibit N --      Form of Security Agreement
Exhibit O --      Tenant Estoppel Certificate Form
Exhibit P --      Form of Tenant Notice
Exhibit Q --      Form of Reimbursement Agreement

Schedule 1 --     Ownership and Definition of Constituent Parcels
Schedule 2 --     Existing Loans
Schedule 3 --     Due Diligence Review Items
Schedule 4 --     Disclosure Schedule
Schedule 5 --     Remaining Tenant Obligations